UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2014

                   Blue Water Global Group, Inc.

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-174557 (Commission File Number)	45-0611648 (I.R.S. Employer Identification Number)

              Wellsburg Street #7, Cole Bay, St. Maarten, Dutch West Indies

 (Address of principal executive offices and zip code)

            Tel: (949) 264-1475, Fax: (949) 607-4052

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management.  Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Designation of Series C Preferred Stock

On August 20, 2015 Blue Water Global Group, Inc.’s (“Blue Water”) Board of Directors authorized a class of preferred stock consisting of up to 1,000,000 shares and designated it Series C Preferred Stock.  The Series C Preferred Stock has the following terms and rights:

Designation and Amount.

This class of preferred stock shall be designated Series C Preferred Stock (“Preferred Stock”), $0.001 par value.  Blue Water’s Board of Directors may issue up to one-million (1,000,000) shares of this Preferred Stock.

Rank.

The Preferred Stock shall rank superior to the Corporation’s common stock and all other classes (currently outstanding or future) of preferred stock.

Security.

The Preferred Stock is secured by all of Blue Water’s assets.  For purposes of this security clause, each share of the Preferred Stock carries a face value of $2 a share and in the event of insolvency, closure or winding down of Blue Water, the holder of the Preferred Stock shall have Senior Rights to receive full payment from Blue Water’s assets up to the aforementioned per share value before any unsecured debt holder and all equity holders, including all classes of common stock and preferred stock.  In no event shall the holder of the Preferred Stock receive a portion of Blue Water’s assets in excess of the aforementioned face value per share.

Dividends.

The Preferred Stock is eligible for all legal dividends as may be approved by Blue Water’s Board of Directors.  In the event a dividend is declared across multiple classes of stock, the amount of any dividend to be received by holders of the Preferred Stock shall be calculated on a fully-diluted, pro-rata basis with the other classes of stock participating in said dividend.

Interest.

The Preferred Stock shall accrue interest at an annual rate of six (6%) percent based on a face value of two ($2) dollars per share.  Interest is payable upon conversion into Blue Water’s common stock or redemption by Blue Water.

Voting Rights.

Holders of the Preferred Stock shall have the right to vote on any and all matters with holders of common stock (and other classes of preferred stock, if any) by aggregating votes into one (1) class of stock.  Each share of Preferred Stock shall have two-hundred fifty (250) votes for any election or other vote placed before the shareholders of the Corporation, regardless if the vote is taken with or without a shareholders’ meeting.  Holders of the Preferred Stock may not cumulate their votes in any voting matter.

Conversion.

Holders of shares of Preferred Stock may, at their sole option and at any time, convert all or a portion of their holdings of Preferred Stock into shares of Blue Water’s common stock.  For conversion purposes each share of Preferred Stock shall be valued at $2 a share and shall convert into shares of common stock pursuant to Rule 144, unless otherwise registered, based on the average of the previous five (5) closing prices of Blue Water’s common stock as reported by the OTC Bulletin Board.  There is no requirement for holders to convert their holdings into shares of common stock.  Fractional share amounts shall be rounded up to the nearest whole number.

Redemption by Blue Water.

After a minimum period of two (2) years from the date of issue Blue Water may, at its sole option, redeem some or all of the Preferred Stock in either cash, common stock (as per the conversion calculation herein), or a combination thereof.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit 3.9

Certificate of Designation of Series C Preferred Stock

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE WATER GLOBAL GROUP, INC.

Dated: August 24, 2015

By:

/s/ J. Scott Sitra

J. Scott Sitra

President and Chief Executive Officer

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